UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2008

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park
Building No. 20
Haifa, Israel	31905
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011 972 74 710 7171

n/a
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

        As disclosed in the registrant’s current report on Form 8-K dated September 23, 2008, on September 22, 2008, the registrant sold 900,000 shares of its common stock and warrants to purchase 675,000 shares of common stock to an investor in consideration of $1,035,000. In addition, as disclosed in the registrant’s current report on Form 8-K dated August 6, 2008, on August 5, 2008, the registrant entered into a securities purchase agreement for the sale of, and on August 6, 2008, sold 1,391,304 shares of its common stock and warrants to purchase 695,652 shares of its common stock to two investors in consideration of $1,600,000. While the shareholders equity reported by the registrant in its annual report on Form 10-K filed on September 29, 2008 was $2.33 million, the registrant, following the above-mentioned offerings is, as of the date of this current report on Form 8-K, in full compliance with the shareholders equity requirement for continued listing of its shares of common stock on the Nasdaq Capital Market.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2008	PLURISTEM THERAPEUTICS INC. By: /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer